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SL Green Realty Corp.
Third Quarter 2002
Supplemental Data
September 30, 2002

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

  •
  SL Green's common stock and Preferred Income Equity Redeemable Shares ("PIERS"SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

  •
  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

  •
  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings coering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the three and nine months ended September 30, 2002 that will subsequently be released on Form 10-Q to be filed on or before November 15, 2002.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance
Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-9
Balance Sheets	11-12
Statements of Operations	13-14
Joint Venture Statements	15-16
Statement of Stockholders' Equity	17
Funds From Operations	18
Selected Financial Data	19-21
Summary of Debt and Ground Lease Arrangements	22-23
Mortgage Investments and Preferred Equity	24-25
Property Data
Composition of Property Portfolio	26
Top Tenants	27
Leasing Activity Summary	28-31
Lease Expiration Schedule	32-33
Summary of Acquisition/Disposition Activity	34-35
Supplemental Definitions	36
Corporate Information	37

CORPORATE PROFILE

SL Green Realty Corp. (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of SL Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: wholly owned property investments, co-ownership in properties with institutional partners, and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS THIRD QUARTER 2002 UNAUDITED

EARNINGS PERFORMANCE

Third quarter Funds From Operations (FFO) were $30.2 million or $0.86 per share (diluted), 19.4% better than one year ago, when FFO was $23.6 million or $0.72 per share (diluted). The third quarter FFO per share results reflect the Company's five million common share issuance in July 2001 which primarily increased the weighted average dilutive shares outstanding from 36.1 million in 2001 to 37.8 million in 2002.

For the nine months ended September 30, 2002, results improved 11.6% as FFO before minority interest totaled $85.8 million, or $2.45 per share diluted, compared to $68.6 million, or $2.25 per share diluted for the same period in 2001.

The 2001 results include a $1.0 million charge, or $0.03 per share, for a one-time contribution to the Twin Towers Fund. In addition, in accordance with new accounting guidelines, the 2001 results were restated to reclassify a $0.3 million charge related to the early extinguishment of debt as an increase to interest expense.

The $6.6 million growth in third quarter FFO results from the following:

(1)    $3.9 million increase to FFO from unconsolidated joint ventures primarily due to the acquisition of 1515 Broadway (May 2002) and the net acquisition of an incremental share in the interest in 1250 Broadway from 49.9% to 55.0% (November 2001).

(2)    Consolidated GAAP NOI increased $2.3 million:

  •
  $0.3 million increase from the 2002 same store properties primarily due to an increase in GAAP revenue totaling $1.2 million, net of change in credit loss. The increase in revenue is attributable to (i) a $1.5 million increase from GAAP replacement rents, which were 48.0% higher than the previously fully escalated rents, were partially offset by higher tenant reserves and vacancies ($0.9 million) and (ii) increased escalation and reimbursement income ($0.1 million) primarily from operating expense recoveries. This increase was partially offset by a $1.1 million increase in operating costs.

  •
  $3.0 million increase from the equity in income from unconsolidated joint ventures (previously noted above, included in $3.9 million from unconsolidated joint ventures). The $3.0 million net income improvement excludes a $0.9 million improvement in FFO for increased depreciation.

  •
  $0.2 million decrease due to the partial sale of 110 East 42nd Street.

  •
  $0.6 million decrease from non-same store property results, inclusive of 50 West 23rd Street and e.Emerge.

(3)    $1.9 million increase in investment and preferred equity income primarily due to the weighted-average asset balance increase from $114.2 million to $194.7 million due to increased net originations. The increase is partially offset by a decrease in the weighted average yield from 16.50% to 12.45% primarily due to lower LIBOR.

(4)    MG&A decreased $1.0 million due to the contribution to the Twin Towers Fund in 2001.

(5)    $0.6 million increase in other income primarily due to asset management fees earned on joint ventures ($0.7 million) and lease buy-out income ($0.2 million).

(6)    $0.3 million decrease in interest expense associated with (i) reduced interest costs on floating rate debt ($0.9 million), (ii) reclassification if 2001 debt extinguishment ($0.3 million) and (iii) proceeds from the July 2001 common stock offering ($0.2 million). These reductions were partially offset by increased costs associated with new investment activity ($0.8 million), the costs associated with refinancings and amortization ($0.2 million), and increased costs for working capital reserves ($0.1 million).

QUARTERLY OPERATING RESULTS

Same Store

Same store cash NOI in the 2002 same store portfolio was unchanged at $24.6 million. Cash operating margins before ground rent decreased from 57.9% to 56.4%. GAAP NOI increased by $0.3 million over the prior year, and GAAP operating margins before ground rent decreased from 61.2% to 60.4%. Same store results were affected by a $1.1 million increase in operating costs and a $1.1 million increase in cash revenue.

The $1.1 million increase in same store operating expenses was due to:

1.
$0.5 million (8.1%) increase in real estate taxes due to higher assessed property values and an increase to the tax rate.

2.
$0.6 million (49.2%) increase in other operating expenses due primarily to (i) $0.4 million from management costs, professional fees primarily related to legal collection costs and (ii) advertising costs due to the increased vacancy.

3.
$0.1 million (2.7%) decrease in utility costs for electricity and reduced occupancy.

The $1.1 million increase in cash revenue was due to:

1.
An increase in cash rental revenue of $1.4 million resulting from higher replacement rents on approximately 460,000 square feet that were 39.0% greater than previously fully escalated rents. This increase was partially offset by increased vacancy and reserves ($0.4 million) as the same store portfolio occupancy decreased from 97.7% in 2001 to 96.9% in 2002.

2.
$0.1 million increase in escalation and reimbursement income due to passthrough of operating cost escalations.

3.
An increase of $0.2 million in cash revenue due to tenant rent steps partially offset by increased free rent.

4.
$0.2 million decrease in signage rent primarily due to 1666 Broadway.

5.
The electric recovery rate for the quarter was approximately 86.0%, which is slightly below the previous year.

Consolidated

The Company's consolidated third quarter EBITDA margins before ground rent improved to 74.9% compared to 65.9% for 2001. The EBITDA margins after ground rent improved to 69.3% as compared to 60.6% in the same period of the prior year.

These margin improvements are attributable to (i) $3.0 million increase in net income from joint ventures, (ii) $1.9 million increase in structured finance income, (iii) $0.6 million increase in other income primarily due to management fees and lease buy-out income and (iv) $1.0 million decrease in MG&A expense.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at June 30, 2002 was 337,022 useable square feet net of holdover tenants. During the quarter, 200,368 additional useable office square feet became available at an average escalated cash rent of $28.25 per rentable square foot. Space available before holdovers to lease during the quarter totaled 537,390 useable square feet, or 4.7% of the total portfolio.

During the third quarter, 47 leases were signed totaling 160,358 useable square feet. New office cash rents averaged $34.27 per rentable square foot. Replacement rents were 33.9% greater than rents on previously occupied space, which had a fully escalated cash rent averaging $25.60 per rentable square foot. The average office lease term was 8.6 years. Average office tenant concessions were 1.6 months of free rent and an allowance of $17.75 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 72.0% based on square feet expiring. 16 leases have expired comprising 29,825 useable square feet that are in a holdover status. This results in 347,207 useable square feet (net of holdovers) remaining available as of September 30, 2002.

The average lease term on the quarterly leasing activity was 8.6 years.

The Company signed 10 office leases for 107,935 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the fourth quarter of 2002. The Company was able to renew the current office tenants at an average cash rent of $31.69, representing an increase of 65.3% over the previously fully escalated rents of $19.17. The future fully-escalated rents for the early renewals at the time the current leases will roll are estimated to be $21.72 representing a 45.9% mark-to-market. The average lease term on the office early renewals was 9.4 years.

For the trailing twelve months, cash replacement rents were 38.1% above the previously escalated rents.

NEW ACTIVITY

50 West 23rd Street

Due to the Company's intent to sell the property located at 50 West 23rd Street, the property's assets and liabilities have been classified to assets and liabilities held for sale on the balance sheet at September 30, 2002. As a result, the Company's operating results have been restated to classify all of the property's income to discontinued operations for all periods presented.

Structured Finance Activity

After this activity, the structured finance portfolio, including preferred equity interests, totaled $194.7 million with a current yield of 12.40%, after seller financing.

At September 30, 2002, $102.0 million of structured finance assets had effective fixed LIBOR floors. The weighted average LIBOR floor was 4.05%.

CAPITALIZATION AND LIQUIDITY

FAD before first cycle leasing costs increased 5.2% from $0.55 per share (diluted) to $0.58 per share (diluted). The increase in FAD was due to the (i) higher FFO results ($6.6 million), (ii) reduced FAD adjustment from joint ventures ($2.1 million) primarily due to 1250 Broadway and One Park Avenue and (iii) increased straight-line credit loss reserve ($0.6 million). These were partially offset by (i) an increase in tenant improvement and leasing commissions ($6.9 million) primarily associated with higher tenant concession packages, (ii) increased free and straight-line rent ($0.2 million) and (iii) lower recurring capex ($0.2 million).

The Company's dividend payout ratio was 51.5% of FFO and 58.3% of FAD before first cycle leasing costs.

During September, the Company declared a dividend distribution of $0.4425 per common share for the quarter ended September 30, 2002. This reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.77 per common share. At the close of the third quarter 2002, the common share annualized dividend yield was 5.8%. The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of September 30, 2002. Both dividends were paid on October 15, 2002.

OTHER

Annually, the Company adjusts the same store pool to include all properties owned for a minimum of twelve months (since January 1, 2001). 50 West 23rd Street has been classified as held for sale and has been removed from the 2002 same store pool. The 2002 same store pool includes the following wholly-owned properties:

2002 SAME STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North

FINANCIAL HIGHLIGHTS Third Quarter Unaudited

	September 30,
	2002	2001
Operational Information
Total Revenues (000's)	$63,186	$59,795
Funds from Operations
FFO per share — diluted	$0.86	$0.72
FFO Payout	51%	54%
Funds Available for Distribution
FAD per share — diluted	$0.58	$0.55
FAD Payout	76%	70%
Operating Earnings per share — diluted	$0.52	$0.39
Dividends per share	$0.4425	$0.3875
Weighted Average Shares Outstanding — Diluted (FFO)	37,811	36,072
Same-store Cash NOI	0%	20%
Capitalization Data (000's)
Total Assets	$1,467,202	$1,346,171
Total Consolidated Debt	$548,731	$484,131
Minority Interest	$44,941	$46,474
Preferred Stock	$111,599	$111,117
Quarter End Closing Price — SLG Common Stock	$30.74	$31.52
Total Market Capitalization	$2,081,572	$1,878,278
Ratios

Consolidated Debt to Total Market Capitalization	33.81%	29.98%
Combined Debt Allocated	46.42%	39.80%
Consolidated Fixed Charge	2.68	2.34
Combined Fixed Charge	2.21	2.02
Portfolio

Total Buildings
Directly Owned	19	19
Joint Ventures	6	6
	25	25
Total SF	11,533,000	10,035,800
End of Quarter Occupancy — Total	97.0%	97.5%
End of Quarter Occupancy — 2002 Same Store	96.9%	97.7%

COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)

Assets	9/30/02	9/30/01	+/-	6/30/02	+/-	3/31/02	+/-
Commercial real estate properties, at cost:
Land & land interests	131,078	138,337	(7,259)	138,337	(7,259)	138,337	(7,259)
Buildings & improvements fee interest	675,499	679,821	(4,322)	701,721	(26,222)	699,610	(24,111)
Buildings & improvements leasehold	147,911	143,198	4,713	145,264	2,647	145,012	2,899
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—

	966,696	973,564	(6,868)	997,530	(30,834)	995,167	(28,471)
Less accumulated depreciation	(119,056)	(93,339)	(25,717)	(115,555)	(3,501)	(108,034)	(11,022)

	847,640	880,225	(32,585)	881,975	(34,335)	887,133	(39,493)
Other Real Estate Investments:
Investment in unconsolidated joint ventures	217,108	143,049	74,059	223,354	(6,246)	124,958	92,150
Mortgage loans receivable	127,293	96,411	30,882	127,814	(521)	127,669	(376)
Preferred equity investments	67,416	61,491	5,925	67,434	(18)	61,451	5,965
Assets held for sale	29,060	—	29,060	—	29,060	—	29,060
Cash and cash equivalents	25,555	5,991	19,564	20,486	5,069	12,429	13,126
Restricted cash:
Tenant security	19,115	19,394	(279)	18,974	141	18,714	401
Escrows & other	13,423	17,710	(4,287)	15,517	(2,094)	18,412	(4,989)
Tenant and other receivables, net of $5,860 reserve at 9/30/02	8,102	12,229	(4,127)	8,619	(517)	7,754	348
Related party receivables	4,832	1,883	2,949	3,515	1,317	3,417	1,415
Deferred rents receivable, net of reserve for tenant credit loss of $6,321 at 9/30/02	54,992	50,060	4,932	55,975	(983)	53,816	1,176
Investment in and advances to affiliates	3,140	8,570	(5,430)	2,949	191	2,811	329
Deferred costs, net	34,957	36,066	(1,109)	34,571	386	34,416	541
Other assets	14,569	13,093	1,476	18,691	(4,122)	15,005	(436)

Total Assets	1,467,202	1,346,171	121,030	1,479,874	(12,672)	1,367,985	99,217

COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)

	9/30/02	9/30/01	+/-	6/30/02	+/-	3/31/02	+/-
Liabilities and Stockholders' Equity

Mortgage notes payable	374,800	411,393	(36,593)	397,371	(22,571)	408,186	(33,386)
Revolving credit facilities	173,931	72,738	101,193	197,931	(24,000)	86,931	87,000
Derivative Instruments-fair value	8,540	4,987	3,553	4,991	3,549	2,002	6,538
Accrued interest payable	1,801	1,935	(134)	1,951	(150)	1,617	184
Accounts payable and accrued expenses	32,893	20,827	1,206	27,259	5,634	24,386	8,507
Deferred compensation awards	671	1,838	(1,167)	671	—	671	—
Deferred revenue	3,842	1,363	2,479	2,920	922	1,676	2,166
Capitalized lease obligations	15,895	15,505	390	15,802	93	15,644	251
Deferred land lease payable	14,466	13,926	540	14,406	60	14,246	220
Dividend and distributions payable	16,693	14,775	1,918	16,706	(13)	16,596	97
Liabilities related to assets held for sale	22,545	—	22,545	—	22,545	—	22,545
Security deposits	19,420	18,903	517	19,261	160	19,019	401

Total Liabilities	685,497	578,190	107,307	699,269	(13,772)	590,974	94,523
Minority interest (2,166 units outstanding) at 9/30/02	44,941	46,474	(1,533)	45,644	(703)	47,295	(2,354)
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 4,600 outstanding	111,599	111,117	482	111,474	125	111,353	246
Stockholders' Equity

Common stock, $.01 par value 100,000 shares authorized, 30,376 issued and outstanding at 9/30/02	303	300	3	303	(0)	301	2
Additional paid — in capital	591,668	582,874	8,794	590,197	1,471	585,509	6,159
Deferred compensation plans & officer loans	(5,987)	(8,400)	2,413	(6,165)	178	(7,336)	1,349
Accumulated other comprehensive loss	(8,279)	(4,500)	(3,779)	(4,709)	(3,570)	(1,709)	(6,570)
Retained earnings	47,460	40,116	7,344	43,861	3,599	41,598	5,862

Total Stockholders' Equity	625,165	610,390	14,775	623,487	1,678	618,363	6,802

Total Liabilities and Stockholders' Equity	1,467,202	1,346,171	121,031	1,479,874	(12,672)	1,367,985	99,217

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)

	Three Months Ended				Three Months Ended	Nine Months Ended
	Sep-02	Sep-01	+/-%		Jun-02	Sep-02
Revenues

Rental revenue, net	46,055	44,704	1,351	3%	44,903	135,038
Free rent	1,483	877	606	69%	1,695	4,714
Amortization of free rent	(793)	(718)	(75)	10%	(925)	(2,546)

Net free rent	690	159	531	334%	770	2,168
Straight-line rent	1,473	1,734	(261)	-15%	1,566	4,833
Allowance for S/L tenant credit loss	(974)	(361)	(613)	170%	(529)	(2,016)
Escalation and reimbursement revenues	8,824	8,727	96	1%	6,318	21,630
Signage rent	191	424	(233)	-55%	267	924
Preferred equity investment income	1,960	632	1,328	210%	1,934	5,805
Investment income	3,871	3,304	567	17%	3,828	11,420
Other income	1,095	472	623	132%	1,334	3,402

Total Revenues, net	63,186	59,795	3,391	6%	60,391	183,204
Equity in income/(loss) from affiliates	21	(57)	78	-137%	307	245
Equity in income from unconsolidated joint ventures	5,784	2,751	3,033	110%	3,998	13,113

Operating expenses	15,997	14,740	1,257	9%	13,945	43,174
Ground rent	3,159	3,101	58	2%	3,159	9,478
Real estate taxes	7,688	7,153	535	7%	7,052	21,798
Marketing, general and administrative	3,160	4,115	(955)	-23%	3,357	9,719

Total Operating Expenses	30,004	29,110	894	3%	27,513	84,169
EBITDA	38,987	33,380	5,607	17%	37,183	112,393
Interest	9,378	9,724	(346)	-4%	9,130	27,235
Depreciation and amortization	9,795	8,792	1,003	11%	9,502	28,648

Income Before Minority Interest and Items	19,814	14,864	4,950	33%	18,551	56,510
Extraordinary loss—early debt extinguishment	—	—	—	0%	—	—
Income from Discontinued Operations	789	786	3	0%	700	2,034
Gain on sale of properties	—	647	(647)	-100%	—	—
Cumulative effect of accounting change	—	—	—	0%	—	—
Minority interest—OP	(1,167)	(950)	(217)	23%	(1,153)	(3,380)

Net Income	19,436	15,347	4,089	27%	18,098	55,164
Dividends on preferred shares	2,300	2,300	0	0%	2,300	6,900
Preferred stock accretion	123	114	9	8%	123	368

Net Income Available For Common Shares	17,013	12,933	4,080	32%	15,675	47,896

Ratios

MG&A to Real Estate Revenue, net	5.62%	7.43%			6.30%	5.98%
MG&A to Total Revenue, net	5.00%	6.88%			5.56%	5.31%
Operating Expense to Real Estate Revenue, net	28.43%	26.61%			26.17%	26.56%
EBITDA to Real Estate Revenue, net	69.30%	60.27%			69.77%	69.13%
EBITDA before Ground Rent to Real Estate Revenue, net	74.91%	65.86%			75.70%	74.96%

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)

	Three Months Ended			Three Months Ended	Nine Months Ended
	Sep-02	Sep-01		Jun-02	Sep-02
Per share data:

Earnings per Share
Net income per share (basic)	0.56	0.45		0.52	1.53
Net income per share (diluted)	0.54	0.44		0.51	1.50
Operating Earnings
Net Income Available For Common Shares	17,013	12,933	32%	15,675	47,896
Income from Discontinued Operations	(789)	(786)	0%	(700)	(2,034)
Cumulative effect of accounting change	—	—	0%	—	—
Gain on Sale	—	(647)	-100%	—	—

Operating Earnings-Basic	16,225	11,499	41%	14,975	46,407
Operating Earnings Per Share—Basic	0.53	0.40	33%	0.50	1.54
Operating Earnings Per Share—Diluted	0.52	0.39	33%	0.49	1.51
Taxable Income
Net Income Available For Common Shares	17,013	12,933	32%	15,675	47,896
Book/Tax Depreciation Adjustment	2,045	(251)	-915%	1,794	5,642
Book/Tax Gain Recognition Adjustment	0	1,393	-100%	1,680	1,680
Other Operating Adjustments	(1,736)	(2,584)	-33%	(4,351)	(9,659)
C-corp Earnings	(21)	57	-137%	(307)	(243)

Taxable Income	17,301	11,548	50%	14,491	45,316
Dividend per share	0.4425	0.3875	14%	0.4425	1.33
Estimated payout of taxable income	78%	70%	11%	92%	89%
Basic weighted average common shares	30,357	28,511	6%	30,200	30,185
Diluted weighted average common shares and common share equivalents outstanding	37,811	31,373	21%	33,183	33,074

Payout of Taxable Income Analysis:
Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000's omitted)

	September 30, 2002			September 30, 2001
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	217,266	115,955		129,751	75,594
Buildings & improvements	901,573	480,104		547,460	321,754

	1,118,839	596,059		677,211	397,348
Less accumulated depreciation	(32,407)	(16,859)		(15,532)	(10,082)

Net Real Estate	1,086,432	579,200		661,679	387,266
Cash and cash equivalents	34,931	18,507		10,638	6,584
Restricted cash	28,934	15,500		23,433	15,792
Tenant receivables, net of $177 reserve	2,442	1,308		5,585	3,968
Deferred rents receivable, net of reserve for tenant credit loss of $662 at 9/30/02	11,144	5,751		5,600	3,559
Deferred costs, net	13,814	7,400		9,095	6,472
Other assets	8,760	4,674		4,681	2,788

Total Assets	1,186,456	632,340		720,712	426,429

Mortgage loan payable	742,926	396,513	references pages 18 & 21	445,000	263,648
Derivative Instruments—fair value	(258)	(142)		0	0
Accrued interest payable (1)	2,268	1,181		1,642	885
Accounts payable and accrued expenses	11,948	6,253		18,266	14,375
Security deposits	21,923	11,788		6,340	4,380
Contributed Capital (2)	407,649	216,747	references page 10	249,464	143,141

Total Liabilities and Equity	1,186,456	632,340		720,712	426,429

As of September 30, 2002 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements. Additional detail is available on page 32.

(1)
This analysis includes hedge instruments at fair value of $193K on 1250 Broadway and $57K on 1515 Broadway.

(2)
This analysis excludes certain residual interests in the entity that held 90 Broad Street (sold November 2000).

JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000's omitted)

	Three Months Ended September 30, 2002			Three Months Ended September 30, 2001
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues

Rental Revenue, net	35,141	18,647		21,628	11,463
Free rent	247	124		192	140
Amortization of free rent	(85)	(42)		(71)	(37)

Net free rent	162	82		121	103
Straight-line rent	1,926	1,033		1,008	516
Allowance for S/L tenant credit loss	(365)	(195)		(185)	(105)
Escalation and reimbursement revenues	8,667	4,630		4,999	2,657
Investment income	147	78		174	93
Other income	394	216		24	12

Total Revenues, net	46,072	24,491		27,585	14,738
Expenses

Operating expenses	12,326	6,553		6,827	3,577
Real estate taxes	6,835	3,630		4,264	2,269

Total Operating Expenses	19,161	10,183		11,092	5,846
GAAP NOI	27,276	14,503		16,678	8,997
Cash NOI	25,188	13,388		15,548	8,378
Interest	9,341	4,789		7,159	3,733
Depreciation and amortization	7,005	3,735		4,279	2,408

Net Income	10,565	5,784	references page 12	5,054	2,752
Plus: Real Estate Depreciation	6,047	3,072	references page 17	3,903	2,225
Plus: Extraordinary Loss	—	—		—	—
Plus: Management & Leasing Fees	—	—	8	—	—	192

Funds From Operations	16,612	8,856		8,957	4,977
FAD Adjustments:

Plus: Non Real Estate Depreciation	958	519		376	183
Plus: 2% Allowance for S/L Tenant Credit Loss	365	195		185	91
Less: Free and S/L Rent	(2,088)	(1,115)		(1,129)	(556)
Less: Second Cycle Tenant Improvement,	(310)	(117)		(2,734)	(2,092)
Less: Second Cycle Leasing Commissions	(484)	(256)		(597)	(442)
Less: Recurring Capex	(175)	(83)		(322)	(158)

FAD Adjustment	(1,734)	(856)		(4,221)	(2,973)

Operating Expense to Real Estate Revenue, net	26.86%	26.86%		24.60%	24.27%
GAAP NOI to Real Estate Revenue, net	59.43%	59.46%		60.09%	61.05%
Cash NOI to Real Estate Revenue, net	54.88%	54.89%		56.02%	56.85%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY ($000's omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings / (Distributions In Excess of Earnings)	Deferred Compensation Plan / Officers' Loan	Accumulated Other Comprehensive Loss	TOTAL
Balance at December 31, 2000	246	428,698	31,166	(5,037)	—	455,073
Net Income			63,001			63,001
Cumulative Effect of Accounting Change					(811)	(811)
Preferred Dividend and Accretion			(9,657)			(9,657)
Proceeds from common stock offering & revaluation of minority interest ($2,927)	50	144,558				144,608
Deferred compensation plan	1	4,122		(4,105)		18
Exercise of employee stock options	3	5,283				5,286
Cash distributions declared ($1.605 per common share)			(44,826)			(44,826)
Redemption of operating partnership units		689				689
Comprehensive Income—Unrealized loss of derivative instruments					(2,100)	(2,100)
Amortization of officers' loan and deferred compensation				1,627		1,627

Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908
Net Income			55,164			55,164
Preferred Dividend and Accretion			(7,268)			(7,268)
Exercise of employee stock options	3	6,147				6,150
Cash distributions declared ($1.3275 per common share)			(40,120)			(40,120)
Comprehensive Income—Unrealized loss of derivative instruments					(5,368)	(5,368)
Redemption of operating partnership units		2,686				2,686
Deferred compensation plan		(515)		534		19
Amortization of deferred compensation				994		994

Balance at September 30, 2002 (Unaudited)	303	591,668	47,460	(5,987)	(8,279)	625,165

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Nine Months Diluted Shares
Balance at December 31, 2001	29,978,304	2,271,404	—	32,249,708	—	32,249,708
YTD share activity	397,830	(104,964)		292,866		292,866

Balance at September 30, 2002—Basic	30,376,134	2,166,440	—	32,542,574	—	32,542,574
Dilution Factor	(191,799)	57,748	665,197	531,146	4,698,900	5,230,046

Balance at September 30, 2002—Diluted	30,184,335	2,224,188	665,197	33,073,720	4,698,900	37,772,620

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000's omitted—except per share data)

		Three Months Ended Sept 30			Three Months Ended June 30,		Three Months Ended March 31,
		2002	2001	% Change	2002	% Change	2002	% Change
Funds from operations

Net Income before Minority Interests		19,814	14,864	33%	18,551	7%	18,144	9%
Add:	Depreciation and Amortization	9,795	8,791	11%	9,502	3%	9,351	5%
	FFO from Discontinued Operations	927	1,096	-15%	947	-2%	887	5%
	FFO adjustment for Joint Ventures	3,072	2,225	38%	2,713	13%	1,881	63%
Less:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	1,046	1,055	-1%	1,056	-1%	981	7%

	Funds From Operations—Basic	30,262	23,621	28%	28,357	7%	26,982	12%
	Funds From Operations—Basic per Share	0.93	0.77	21%	0.87	6%	0.84	11%
Add:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%

	Funds From Operations—Diluted	32,562	25,921	26%	30,657	6%	29,282	11%
	Funds From Operations—Diluted per Share	0.86	0.72	19%	0.81	6%	0.78	11%
Funds Available for Distribution

FFO (1)		32,562	25,921	26%	30,657	6%	29,282	11%
Add:	Non Real Estate Depreciation	1,046	1,059	-1%	1,057	-1%	987	6%
	2% Allowance for S/L Tenant Credit Loss	974	377	158%	542	80%	516	89%
	Straight-line Ground Rent	60	60	0%	160	-63%	160	-63%
	Non-cash Deferred Compensation	178	349	-49%	637	-72%	179	0%
	FAD adjustment for Joint Ventures	(856)	(2,922)	-71%	(2,234)	-62%	(850)	1%
Less:	Straight-line Rental Income	1,473	1,783	-17%	1,601	-8%	1,821	-19%
	Free Rent—Occupied (Net of Amortization, incl. First Cycle)	690	138	400%	784	-12%	715	-3%
	Amortization of Mortgage Investment Discount	97	177	-45%	97	0%	95	2%
	Second Cycle Tenant Improvements	6,691	591	1032%	1,429	368%	3,603	86%
	Second Cycle Leasing Commissions	2,711	1,858	46%	757	258%	848	220%
	Recurring Building Improvements	232	431	-46%	101	130%	88	164%

Funds Available for Distribution		22,070	19,866	11%	26,050	-15%	23,103	-4%
	Diluted per Share	0.58	0.55	6%	0.69	-15%	0.62	-5%
First Cycle Leasing Costs
	Tenant Improvement	—	7	-100%	13	-100%	78	-100%
	Leasing Commissions	—	—	0%	—	0%	279	-100%

Funds Available for Distribution after First Cycle Leasing Costs		22,070	19,859	11%	26,037	-15%	22,746	-3%
Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.58	0.55	5%	0.69	-15%	0.60	-4%
Redevelopment Costs		2,245	4,147	-46%	1,207	86%	2,329	-4%

Payout Ratio of Funds From Operations		51.38%	53.92%		54.68%		56.82%
Payout Ratio of Funds Available for Distribution Before First Cycle		75.81%	70.36%		64.35%		71.85%

(1)
For the calculation of funds available for distribution, the FFO Diluted was used for 3Q01.

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000's omitted)

	September 30,
	2002	2001	June 30, 2002	March 31, 2002
Market Capitalization

Common Equity:
Common Shares Outstanding	30,376	29,945	30,307	30,042
OP Units Outstanding	2,166	2,278	2,213	2,271

Total Common Equity (Shares and Units)	32,542	32,223	32,520	32,314
Share Price (End of Period)	30.74	31.52	35.65	33.60

Equity Market Value	1,000,329	1,015,669	1,159,338	1,085,745
Preferred Equity at Liquidation Value:	115,000	115,000	115,000	115,000
Real Estate Debt

Property Level Mortgage Debt	395,800	411,393	397,371	408,186
Company's portion of Joint Venture Mortgages	396,513	263,478	396,650	225,133
Outstanding Balance on—Secured Credit Line	30,931	19,738	33,931	34,931
Outstanding Balance on—Unsecured Credit Line	143,000	53,000	164,000	52,000

Total Combined Debt	966,244	747,609	991,952	720,250
Total Market Cap (Debt & Equity)	2,081,572	1,878,278	2,266,290	1,920,995
Lines of Credit Availability

Senior Unsecured Line of Credit Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	5,000	5,000	5,000	30,000
Outstanding Balance	143,000	53,000	164,000	52,000

Net Line Availability	152,000	242,000	131,000	218,000

Secured Line of Credit
Maximum Line Available	75,000	60,000	75,000	75,000
Outstanding Balance	30,931	19,738	33,931	34,931

Net Line Availability	44,069	40,262	41,069	40,069

Total Availability under Lines of Credit	196,069	282,262	172,069	258,069

Ratio Analysis

Consolidated Basis
Debt to Market Cap Ratio	33.81%	29.98%	31.84%	29.20%
Debt to Gross Real Estate Book Ratio (1)	56.45%	48.31%	56.97%	46.82%
Secured Real Estate Debt to Secured Assets Gross Book (1)	67.68%	67.51%	68.48%	66.04%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	39.29%	15.67%	42.44%	14.03%
Secured Line of Credit to Structured Finance Assets (1)	15.89%	12.50%	26.58%	27.36%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	46.42%	39.80%	43.77%	37.49%
Debt to Gross Real Estate Book Ratio (1)	60.34%	53.77%	60.58%	51.71%
Secured Debt to Secured Assets Gross Book (1)	67.13%	67.38%	67.50%	47.58%

(1)
Excludes property under capital lease

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000's omitted)

		Three Months Ended September 30,				Three Months Ended June 30,
		2002	2001	+/-	% Change	2002	+/-	% Change
Funds from operations		30,262	23,621	6,641	28%	30,504	(242)	1%

Less:	Non - Building Revenue	9,986	6,354	3,632	57%	12,084	(2,098)	17%
Plus:	2% Reserve for Tenant Credit Loss	975	377	598	159%	542	433	-80%
	Interest Expense (incl. Capital Lease Int.)	9,776	10,117	(341)	-3%	9,519	257	-3%
	Non Real Estate Depreciation	1,046	1,059	(13)	-1%	1,057	(11)	1%
	MG&A Expense	3,160	4,116	(956)	-23%	3,357	(197)	6%
	Preferred Dividend	2,300	2,300	0	0%	2,300	(0)	0%

	GAAP NOI	37,533	35,236	2,297	7%	35,196	2,337	-7%
Cash adjustments

Less:	Free Rent (Net of Amortization)	765	138	627	454%	880	(115)	13%
	Straightline Revenue Adjustment	2,495	1,783	712	40%	2,409	86	-4%
Plus:	Ground Lease Straight-line Adjustment	60	60	—	0%	160	(100)	63%

	Cash NOI	34,333	33,374	959	3%	32,069	2,264	-7%
	Real Estate Revenue, net	58,996	57,886	1,110	2%	55,528	3,468	-6%
Operating margins

	GAAP NOI/Real Estate Revenue, net	63.62%	60.87%			63.38%
	Cash NOI/Real Estate Revenue, net	58.20%	57.66%			57.37%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	68.97%	66.23%			69.07%
	Cash NOI before Ground Rent/Real Estate Revenue, net	63.45%	62.91%			62.77%
Components of debt and fixed charges

	Interest on Fixed Rate Loans	5,509	6,037	(528)	-9%	5,718	(209)	4%
	Interest on Floating Rate Loans	4,266	4,080	187	5%	3,800	466	-12%
	Fixed Amortization Principal Payments	1,402	1,196	206	17%	1,643	(241)	15%

	Total Debt Service	11,177	11,313	(136)	-1%	11,161	16	0%
	Payments under Ground Lease Arrangements	3,099	3,041	58	2%	2,999	100	-3%
	Preferred Stock Dividend	2,300	2,300	0	0%	2,300	(0)	0%

	Total Fixed Charges	16,576	16,654	(78)	0%	16,460	116	-1%

Adjusted EBITDA		44,436	39,003			42,822
Interest Coverage Ratio		4.55	3.86			4.50
Debt Service Coverage ratio		3.98	3.45			3.84
Fixed Charge Coverage ratio		2.68	2.34			2.60

SELECTED FINANCIAL DATA 2002 Same Store Unaudited ($000's omitted)

		Three Months Ended September 30,				Three Months Ended June 30
		2002	2001	+/-	% Change	2002	+/-	% Change
Revenues

	Rental Revenue	41,728	40,105	1,623	4%	40,857	871	2%
	Credit Loss	(686)	(326)	(360)	111%	(482)	(204)	42%
	Signage Rent	191	372	(181)	-49%	191	0	0%
	Escalation & Reimbursement Revenues	7,195	7,053	142	2%	5,191	2,004	39%
	Investment & Other Income	262	665	(403)	-61%	574	(312)	-54%

	Total Revenues	48,690	47,869	821	2%	46,331	2,359	5%
Expenses

	Operating Expense	12,875	12,375	500	4%	10,981	1,894	17%
	Ground Rent	3,159	3,101	58	2%	3,159	(0)	0%
	Real Estate Taxes	6,610	6,114	496	8%	6,055	555	9%

	Total Operating Expenses	22,644	21,589	1,055	5%	20,195	2,449	12%
	EBITDA	26,046	26,280	(234)	-1%	26,136	(90)	0%
	Interest	6,129	6,469	(340)	-5%	6,364	(235)	-4%
	Depreciation & Amortization	7,364	6,684	680	10%	7,147	217	3%

	Income Before Minority Interest	12,553	13,127	(574)	-4%	12,625	(72)	-1%
Plus:	Real Estate Depreciation & Amortization	7,125	6,469	656	10%	6,909	216	3%

	FFO	19,678	19,596	82	0%	19,534	144	1%
Less:	Non-Building Revenue	233	444	(211)	-48%	336	(103)	-31%
Plus:	Reserve for Tenant Credit Loss	686	326	360	111%	482	204	42%
	Interest Expense	6,129	6,469	(340)	-5%	6,364	(235)	-4%
	Non Real Estate Depreciation	239	215	24	11%	237	2	1%

	GAAP NOI	26,499	26,162	337	1%	26,281	218	1%
Cash Adjustments

Less:	Free Rent (Net of Amortization)	671	178	493	276%	612	59	10%
	Straightline Revenue Adjustment	1,284	1,459	(175)	-12%	1,384	(100)	-7%
Plus:	Ground Lease Straight-line Adjustment	60	60	—	0%	160	(100)	-63%

	Cash NOI	24,604	24,585	19	0%	24,445	159	1%
Operating Margins

	GAAP NOI to Real Estate Revenue, net	53.92%	54.79%			56.54%
	Cash NOI to Real Estate Revenue, net	50.07%	51.49%			52.59%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	60.35%	61.28%			63.34%
	Cash NOI before Ground Rent/Real Estate Revenue, net	56.37%	57.85%			59.05%

DEBT SUMMARY SCHEDULE Unaudited ($000's ommitted)

	Principal O/S Outstanding 9/30/02	Coupon	Fixed Annual Payment	2002 Principal Repayment	Maturity Date	Due at Maturity	Earliest Contractual Prepayment Date
Fixed rate secured debt

Property
673 First Avenue	6,529	9.00%	5,459	3,301	12/13/03	2,000	Open
50 West 23rd Street	21,000	7.33%	1,539	—	8/1/07	19,234	Aug-01
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,776	7.90%	2,402	336	5/1/09	12,196	Apr-03
711 Third Avenue	48,546	8.13%	4,383	373	9/10/05	47,247	Jun-04
555 West 57th Street (Libor collar of 6.10% — 6.58% + 200bps)	68,423	8.10%	5,618	676	11/4/04	66,959	Open
420 Lexington Avenue	123,508	8.44%	12,385	1,693	11/1/10	104,406	Open
317 Madison (Libor Swap of 4.01% + 180bps)	65,000	5.81%	3,829	—	8/20/04	65,000	Open
875 Bridgeport Avenue, CT (1031 exchange asset)	14,840	8.32%	1,273	37	5/10/25	5,466	Open

Total Fixed Rate Secured Debt/Wtd Avg	373,622	7.78%	36,887	6,416
Floating rate Debt

Secured floating rate debt
Structured Finance Loan (Libor + 100bp)	22,178	2.81%		—	11/1/02	22,178	Nov-02
Secured Line of Credit (Libor + 150bps)	30,931	3.37%		—	12/22/04	30,931	Open

Total Floating Rate Secured Debt/Wtd Avg	53,109	3.14%
Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	143,000	3.35%		—	6/27/03	143,000	Open
Total Floating Rate Unsecured Debt/Wtd Avg	143,000	3.35%
Total Floating Rate Debt Outstanding	196,109	3.29%
Total Debt/Wtd Avg	569,731	6.24%

Weighted Average Balance & Interest Rate	588,853	6.15%

Summary of Joint Venture Debt

	Principal O/S
				Fixed Annual Payment	2002 Principal Repayment
	Gross Principal	SLG Share	Coupon			Maturity Date	Due at Maturity	Earliest Contractual Prepayment Date
180 Madison JV	31,793	15,865	7.81%	2,765	278	12/1/05	30,778	Open
1250 Broadway (Libor Swap of 4.03% + 250bp) (1)	85,000	46,750	6.53%	5,551	—	10/1/04	85,000	Open
1515 Broadway (Libor + 191 bps) (2)	335,000	184,250	4.05%	—	—	5/14/04	184,250	Open
321 W 44th JV (Libor + 250bps)	22,000	7,700	4.33%	—	—	4/30/03	7,700	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	3.31%	—	—	1/10/04	82,500	Open
100 Park Avenue JV	119,134	59,448	8.00%	10,617	883	9/1/10	107,488	Open

Total Joint Venture Debt/Wtd Avg	742,928	396,513	4.94%	18,932	1,161

Weighted Average Balance & Interest Rate with SLG JV debt	985,408	5.74%

(1)
Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.
(2)
Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green's share of debt.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000's omitted)

Property	2002 Scheduled Cash Payment	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity
Operating Leases

673 First Avenue	3,010	3,010	3,010	3,108	12,901	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,565	2032

Total	11,982	11,982	11,982	12,080	14,466

Capitalized Lease

673 First Avenue	1,290	1,290	1,290	1,322	15,895	2037

(1)
Per the balance sheet at September 30, 2002.

(2)
These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)
The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)
Subject to renewal at the Company's option through 2029.

(5)
Excludes portion payable to SL Green as owner of 50% leasehold.

STRUCTURED FINANCE ($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate
9/30/01	157,901	114,248	16.50%	14.88%	3.73%
Originations/Accretion (1)	30,468
Preferred Equity	—
Redemptions	—

12/31/01	188,370	178,248	12.86%	12.72%	2.09%
Originations/Accretion (1)	860
Preferred Equity
Redemptions	(110)

3/31/02	189,120	188,644	12.63%	12.82%	1.88%
Originations/Accretion (1)	20,300
Preferred Equity	6,000
Redemptions	(20,172)

6/30/02	195,248	175,907	12.65%	12.67%	1.86%
Originations/Accretion (1)
Preferred Equity	—
Redemptions	(539)

9/30/02	194,709	194,709	12.45%[2]	12.40%[3]	1.82%[4]

(1)
Accretion includes original issue discounts and compounding investment income.

(2)
As of September 30, 2002, net of seller financing, the weighted yield is 11.36%.

(3)
As of September 30, 2002, net of seller financing, the current yield is 11.31%.

(4)
At quarter end $102mm of assets have fixed index rates. The weighted average base rate is 4.05%.

STRUCTURED FINANCE ($000's omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter		Current Yield
Junior Mortgage Participation	$42,649	$245,277	$126	13.88%		13.50%
Mezzanine Debt	$74,644	$267,600	$206	12.50%		12.78%
Preferred Equity	$77,416	$369,500	$181	13.08%		13.09%
Balance as of 9/30/02	$194,709	$882,377	$179	12.45	%(2)	12.40	%(3)

Structured Finance Maturity Profile

(1)
Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.
(2)
As of September 30, 2002, net of seller financing, the weighted yield is 11.36%.
(3)
As of September 30, 2002, net of seller financing, the current yield is 11.31%.

SELECTED PROPERTY DATA

						Leased						Annualized Rent
Properties				Rentable Sq. Feet	% of Total Sq. Feet						Annualized Rent ($'s)			Total Tenants
	Submarket	Ownership				Sep-02	Jun-02	Mar-02	Dec-01	Sep-01		100%	SLG
PROPERTIES 100% OWNED
"Same Store"

673 First Avenue	Grand Central South	Leasehold Interest		422,000	4	99.8	99.8	99.8	99.8	99.9	13,186,509	6	5	15
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest		260,000	2	99.3	99.3	98.8	99.4	99.4	7,710,093	4	3	25
70 W. 36th Street	Garment	Fee Interest		151,000	1	93.1	94.3	99.2	98.5	96.3	3,808,428	2	1	31
1414 Avenue of the Americas	Rockefeller Center	Fee Interest		111,000	1	96.5	97.6	97.6	96.2	97.6	4,231,343	2	1	26
1372 Broadway	Garment	Fee Interest		508,000	4	97.8	97.2	97.2	99.3	100.0	13,343,728	7	5	26
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest		191,000	2	95.5	95.5	95.5	95.5	100.0	7,183,965	4	3	24
1466 Broadway	Times Square	Fee Interest		289,000	3	86.2	84.4	84.9	88.9	81.2	9,231,236	5	3	96
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease		1,188,000	10	93.2	95.8	94.0	94.8	97.1	44,364,095	22	15	248
440 Ninth Avenue	Garment	Fee Interest		339,000	3	97.1	86.7	86.7	91.1	91.1	7,591,587	4	3	12
711 Third Avenue	Grand Central North	Operating Sublease	(1)	524,000	5	100.0	100.0	100.0	100.0	100.0	18,935,484	9	7	20
555 West 57th	Midtown West	Fee Interest		941,000	8	100.0	100.0	100.0	100.0	99.9	19,781,922	10	7	21
286 Madison Avenue	Grand Central South	Fee Interest		112,000	1	92.6	94.7	97.9	100.0	98.7	3,321,546	2	1	36
290 Madison Avenue	Grand Central South	Fee Interest		37,000	1	100.0	100.0	100.0	100.0	100.0	1,334,952	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest		187,000	2	99.7	99.7	98.3	100.0	100.0	6,521,351	3	2	18
17 Battery Place—North	World Trade/ Battery	Fee Interest		419,000	4	100.0	100.0	100.0	100.0	100.0	9,607,437	5	3	7

Subtotal/Weighted Average				5,679,000	50	96.9	96.8	96.5	97.4	97.7	170,153,676	83	58	609
2001 Acquisitions

317 Madison Avenue	Grand Central	Fee Interest		450,000	4	94.3	94.5	94.0	94.6	95.7	13,109,606	6	5	103
1370 Broadway	Garment	Fee Interest		255,000	2	92.3	92.3	98.0	97.3	99.0	7,238,265	4	3	27

Subtotal/Weighted Average				705,000	6	93.6	93.7	95.4	95.6	96.9	20,347,871	10	8	130
Adjustments

50 W. 23rd Street	Chelsea	Fee Interest		333,000	3	97.2	97.2	97.2	99.2	99.2	7,863,541	4	3	16
110 East 42nd Street	Grand Central	Fee Interest		181,000	2	97.9	97.8	99.8	99.9	99.9	5,899,719	3	2	26

Subtotal/Weighted Average				514,000	4	97.4	97.4	98.1	99.4	99.4	13,763,260	7	5	42
Total/Weighted Average Properties 100% Owned				6,898,000	60	96.6	96.5	96.6	97.4	97.7	204,264,807	100	71	781
PROPERTIES <100% OWNED Unconsolidated

180 Madison Avenue—50%	Grand Central South	Fee Interest		265,000	2	82.1	87.3	89.7	92.8	89.5	6,941,258	1	50
1 Park Avenue—55%	Grand Central South	Various Interests		913,000	8	98.6	98.4	98.3	98.3	97.7	32,919,493	6	18
1250 Broadway—55%	Penn Station	Fee Interest		670,000	6	99.3	99.3	99.5	99.5	99.5	19,245,914	4	27
100 Park Avenue—50%	Grand Central South	Fee Interest		834,000	7	100.0	100.0	100.0	100.0	97.2	29,787,247	5	38

1515 Broadway—55%	Times Square	Fee Interest	1,750,000	15	98.3	98.5				61,471,396	12	17
321 West 44th Street—35%	Times Square	Fee Interest	203,000	2	90.2	97.7	97.4	97.2	97.5	4,338,182	1	27

Subtotal/Weighted Average			4,635,000	40	97.5	98.2	98.1	98.4	97.1	154,703,490	29	177

Grand Total/Weighted Average			11,533,000	100	97.0	97.2	97.0	97.7	97.5	358,968,297		958
Grand Total—SLG share of Annualized Rent										286,610,937	100

(1)
Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2002, 2004, 2006, 2008, 2009, 2013	1,279,779	$51,443,388	$40.20	14.3%	$28,293,863	9.9%
The City of New York	17 Battery Place	2012	325,664	$5,701,920	$17.51	1.6%	$5,701,920	2.0%
Visting Nurse Services	1250 Broadway	2002, 2005, 2006 & 2011	254,323	$7,019,184	$27.60	2.0%	$3,860,551	1.3%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,072,360	$13.49	0.9%	$3,072,360	1.1%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$6,553,824	$37.26	1.8%	$3,270,358	1.1%
City University of New York-CUNY	555 West 57th Street	2010, 2011, & 2015	171,732	$4,681,716	$27.26	1.3%	$4,681,716	1.6%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,306,280	$31.51	1.5%	$2,647,834	0.9%
C.B.S., Inc.	555 West 57th Street	2003 & 2010	165,214	$3,341,724	$20.23	0.9%	$3,341,724	1.2%
Segal Company	1 Park Avenue	2009	157,944	$5,548,140	$35.13	1.5%	$3,051,477	1.1%
Loews Corp	1 Park Avenue	2002	155,765	$6,818,880	$43.78	1.9%	$3,750,384	1.3%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$3,928,716	$29.17	1.1%	$3,928,716	1.4%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	133,700	$3,205,656	$23.98	0.9%	$3,205,656	1.1%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.1%	$115,500	0.0%
Ross Stores	1372 Broadway	2010	101,741	$2,745,348	$26.98	0.8%	$2,745,348	1.0%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,218,456	$41.82	1.2%	$4,218,456	1.5%
CHF Industries	1 Park Avenue	2005	100,000	$3,396,600	$33.97	0.9%	$1,868,130	0.7%
Coty Inc.	1 Park Avenue	2015	100,000	$3,668,352	$36.68	1.0%	$2,017,594	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$2,723,268	$27.33	0.8%	$2,723,268	1.0%
MCI/Worldcom	17 Battery Place, 110 E 42nd St, & 100 Park Avenue	2004 & 2006	93,025	$3,299,316	$35.47	0.9%	$2,362,688	0.8%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,672,472	$28.73	0.7%	$2,672,472	0.9%
Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,263,172	$36.04	0.9%	$3,263,172	1.1%
Information Builders Inc	1250 Broadway	2003	88,571	$2,063,784	$23.30	0.6%	$1,135,081	0.4%
Advanstar Communications	1 Park Avenue	2010	85,284	$2,915,352	$34.18	0.8%	$1,603,444	0.6%
Parade Publications, Inc.	711 Third Avenue	2010	82,444	$1,978,656	$24.00	0.6%	$1,978,656	0.7%
UNICEF	673 First Avenue	2003, 2012, & 2013	81,100	$2,666,268	$32.88	0.7%	$2,666,268	0.9%

TOTAL			4,569,561	142,442,832	$31.17	39.7%	$98,176,636	34.3%
Wholly Owned Portfolio + Allocated JV Properties			11,533,000	$358,968,297	$31.13		$286,610,937

(1)
Minskoff/Nederlander JV pays percentage rent.

THIRD QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF* ($'s)
Vacancy at 6/30/02			337,022
Expiring Space

Office	317 Madison Avenue	5	9,838	10,903	23.97
	1370 Broadway	3	7,951	8,736	24.91
	180 Madison Avenue	6	7,704	7,704	30.06
	100 Park Avenue	1	1,122	1,189	52.00
	286 Madison Avenue	2	3,174	3,960	35.26
	292 Madison	1	10,113	10,113	20.00
	1414 Ave of Americas	1	1,120	2,351	41.10
	110 East 42nd Street	1	1,358	1,941	38.80
	321 W. 44th Street	1	16,395	19,698	15.81
	1466 Broadway	6	7,232	8,368	33.38
	420 Lexington Avenue	12	46,067	50,113	27.99

	Total/Weighted Average	39	112,074	125,076	26.22
Retail
	1515 Broadway	1	4,000	4,000	121.00
	1372 Broadway	1	710	645	39.14

	Total/Weighted Average	2	4,710	4,645	109.63
Move Outs

Office
	1 Park Avenue	1	16,205	20,462	31.00
	180 Madison Avenue	2	5,186	5,186	29.46
	100 Park Avenue	1	7,745	9,776	25.00
	555 West 57th Street	1	5,043	5,400	20.00
	70 West 36th Street	1	7,879	10,000	32.89
	1372 Broadway	1	33,685	42,685	22.09
	1466 Broadway	3	590	759	48.68
	420 Lexington Avenue	2	6,509	6,729	28.48

	Total/Weighted Average	12	82,842	100,997	26.14
Retail
	217 Madison Avenue	1	500	500	199.65
	Total/Weighted Average	1	500	500	199.65
Evicted Tenants

Office
	Total/Weighted Average	—	—	—	29.34
Retail
	Total/Weighted Average	—	—	—	—
Relocating Tenants

Office
	1466 Broadway	1	242	242	44.63

	Total/Weighted Average	1	242	242	44.63
Available Space

	Office	52	195,158	226,315	26.20
	Retail	3	5,210	5,145	118.38

	Total	55	200,368	231,460	28.25
Available Space			537,390
* Escalated Rent is calculated as Total Annual Income less Electric Charges.

THIRD QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Lease Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months
Available Space as 9/30/02				537,390
Renewing Tenants

Office
	317 Madison Avenue	2	3.0	4,807	7,063	33.09	17.85	—	4.0
	1370 Broadway	2	2.2	1,730	2,515	31.35	29.06	0.80	—
	180 Madison Avenue	1	4.0	1,775	2,313	36.00	23.00	0.80	1.0
	100 Park Avenue	1	2.0	832	1,189	47.50	52.00	—	—
	1466 Broadway	1	3.0	965	1,398	36.00	29.79	2.00	1.0
	420 Lexington Avenue	3	1.0	9,234	13,191	34.41	24.95	0.04	1.5

	Total/Weighted Average	10	2.0	19,343	27,669	34.57	24.76	0.26	0.8
Storage
	Total/Weighted Average
Relocating Tenants

Office
	1466 Broadway	1	2.0	379	573	38.00	44.28	4.36	—

	Total/Weighted Average	1	2.0	379	573	38.00	44.28	4.36	—
Expansion Tenants

Retail
	1372 Broadway	1	15.0	1,651	1,800	90.00	100.00	—	4.0

	Total/Weighted Average	1	15.0	1,651	1,800	90.00	100.00	—	4.0
New Tenants Replacing Old Tenants

Office
	317 Madison Avenue	1	1.0	3,421	5,105	40.00	23.50	—	—
	1 Park Avenue	1	10.5	16,205	20,462	26.00	31.00	—	2.0
	180 Madison Avenue	2	3.0	1,886	2,675	37.58	28.10	1.64	4.0
	100 Park Avenue	1	8.0	7,745	10,058	37.30	24.30	20.00	2.0
	286 Madison Avenue	1	5.0	995	1,422	33.00	24.75	7.86	2.0
	555 West 57th Street	1	15.3	5,043	7,077	36.00	15.26	—	4.0
	70 West 36th Street	1	10.0	6,063	7,675	23.00	17.00	25.00	4.0
	1372 Broadway	2	14.6	34,705	45,208	46.25	31.76	24.60	4.0
	110 East 42nd Street	1	5.0	1,387	1,983	38.08	22.55	20.19	1.0
	440 Ninth Avenue	2	10.0	35,141	45,500	26.00	20.00	39.51	17.0
	1466 Broadway	2	2.3	884	1,217	39.32	31.68	7.05	1.0
	420 Lexington Avenue	5	4.1	7,686	11,335	38.97	34.07	4.12	6.0

	Total/Weighted Average	20	10.5	121,161	159,717	34.62	25.68	21.37	2.4
Retail
	317 Madison Avenue	1	2.4	501	501	150.00	199.65	—	1.0
	1372 Broadway	1	10.1	710	710	45.00	37.14	—	—

	Total/Weighted Average	2	6.9	1,211	1,211	88.40	100.40	—	0.5

THIRD QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Lease Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months
New Tenants Replacing Vacancies

Office
	1 Park Avenue	1	0.5	2079	2,654	22.00	—	—	—
	180 Madison Avenue	1	3.0	660	1,081	38.00	—	—	2.0
	321 West 44th Street	1	2.0	1,163	2,495	26.00	—	43.00	—
	1466 Broadway	3	3.7	7,451	10,949	30.35	—	1.87	1.7
	420 Lexington Avenue	3	5.3	4,124	6,216	38.67	—	32.31	7.0

	Total/Weighted Average	9	3.5	15,477	23,395	31.45	—	14.05	1.2
Retail
	1372 Broadway	1	10	758	800	70.63	—	—	4.0

	Total/Weighted Average	1	10	758	800	70.63	—	—	4.0
Storage
	555 West 57th Street	1	12.8	284	418	25.00	—	—	—
	420 Lexington Avenue	2	3	94	134	22.41	—	—	—

	Total/Weighted Average	3	10.4	378	552	24.37	—	—	—
Leased Space

Office		40	8.6	156,360	211,354	34.27	25.60	17.75	1.6
Retail		4	9.3	3,620	3,811	85.44	100.16	—	1.1
Storage		3	10.4	378	552	24.37	—	—	2.3

	Total	47	8.6	160,358	215,717	35.15	26.66	17.39	1.6
Sold Vacancies
Sub-Total Available Space @ 9/30/02				377,032
Holdover Tenants

	317 Madison	2	0	1,200	1,200	31.15	31.15	—	—
	1370 Broadway	1	0	6,221	6,221	24.34	24.34	—	—
	180 Madison Avenue	5	0	5,391	5,391	25.23	25.23	—	—
	292 Madison Avenue	1	0	10,113	10,113	20.00	20.00	—	—
	1466 Broadway	4	0	3,568	3,568	35.51	35.51	—	—
	420 Lexington Avenue	2	0	1,253	1,253	40.34	40.34	—	—

		15	0	27,746	27,746	25.09	25.09	—	—
Total Available Space @ 9/30/02				349,286

THIRD QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Lease Term (Yrs)	Usable SF	Rentable SF	New Cash Rent/ Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I/ Rentable SF	Free Rent # of Months
Early Renewals

Office
	290 Madison Avenue	1	5.8	4,332	5,626	33.00	28.16	—	—
	50 West 23rd Street	1	7.0	33,940	44,117	32.50	20.77	15.00
	555 West 57th Street	2	9.4	29,685	40,322	33.31	18.47	13.10	4.0
	440 Ninth Avenue	2	5.6	35,606	46,242	29.15	15.60	15.75	3.0
	420 Lexington Avenue	4	0.9	4,372	5,963	33.15	31.18	—	—

		10	9.4	107,935	142,270	31.69	19.17	14.62	1.0
Retail
	1372 Broadway	1	9.3	2,894	3,478	104.19	90.00	—	—
	711 Third Avenue	1	9.1	10,388	10,388	29.84	13.00	—	—

		2	9.1	13,282	13,866	48.49	32.31	—	—
Storage
	286 Madison Avenue	1	2.0	325	505	25.00	25.00	—	—

		1	2.0	325	505	25.00	25.00	—	—
Renewals

	Expired/Renewed Office	10	2.0	19,343	27,669	34.57	24.76	0.26	0.8
	Early Renewals Office	10	9.4	107,935	142,270	31.69	19.17	14.62	1.0
	Early Renewals Retail	2	9.1	13,282	13,866	48.49	32.31	—	—
	Early Renewals Storage	1	2.0	325	505	25.00	25.00	—	—

	Total	23	8.2	140,885	184,310	33.37	21.01	11.32	0.3

*
Annual Base Rent

**
Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS Consolidated Properties

					Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***
	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases($'s)		Year 2002 Weighted Average Asking Rent $/psf
Year of Lease Expiration

In 1st Quarter 2002*	10	9,519	0.14%	$253,896	$26.67	$42.61
In 2nd Quarter 2002*	4	5,028	0.07%	$166,980	$33.21	$38.95
In 3rd Quarter 2002*	13	24,569	0.36%	$670,752	$27.30	$38.06
In 4th Quarter 2002	28	79,482	1.18%	$2,578,212	$32.44	$39.62

Total 2002	55	118,598	1.76%	$3,669,840	$30.94	$39.51

2003	133	557,205	8.25%	$16,741,392	$30.05	$37.37
2004	138	618,011	9.15%	$19,960,536	$32.30	$35.94
2005	128	595,696	8.82%	$19,212,036	$32.25	$36.43
2006	73	513,343	7.60%	$16,529,604	$32.20	$36.29
2007	79	376,972	5.58%	$11,535,084	$30.60	$38.09
2008	43	370,799	5.49%	$12,340,248	$33.28	$36.13
2009	38	564,141	8.35%	$17,721,060	$31.41	$36.71
2010	44	991,862	14.68%	$30,141,864	$30.39	$37.87
2011	23	300,169	4.44%	$12,217,032	$40.70	$40.15
Thereafter	50	1,750,048	25.90%	$44,196,111	$25.26	$34.57

	804	6,756,844	100%	$204,264,807	$30.23	$36.50

*
Includes month to month holdover tenants that expired prior to 9/30/02

**
Tenants may have multiple leases.

**
Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2002 Weighted Average Asking Rent $/psf
In 1st Quarter 2002*	0	0	0.00%	$0	$0.00	$0.00
In 2nd Quarter 2002*	0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2002*	5	11,563	0.26%	$765,648	$66.22	$45.19
In 4th Quarter 2002	14	275,559	6.10%	$12,286,980	$44.59	$45.20

Total 2002	19	287,122	6.36%	$13,052,628	$45.46	$45.46
2003	22	200,632	4.44%	$5,970,348	$29.76	$44.49
2004	21	173,071	3.83%	$6,752,916	$39.02	$46.07
2005	23	402,063	8.90%	$10,785,780	$26.83	$48.22
2006	25	375,021	8.30%	$10,337,196	$27.56	$44.14
2007	14	282,223	6.25%	$9,755,652	$34.57	$48.58
2008	14	336,780	7.46%	$10,540,848	$31.30	$48.04
2009	16	524,865	11.62%	$18,077,184	$34.44	$47.65
2010	14	1,279,175	28.32%	$49,358,808	$38.59	$53.14
2011	5	101,393	2.24%	$3,947,232	$38.93	$39.92
Thereafter	17	554,842	12.28%	$16,124,898	$29.06	$47.21

	190	4,517,187	100.00%	$154,703,490	$34.25	$48.47

*
Includes month to month holdover tenants that expired prior to 9/30/02

**
Tenants may have multiple leases.

***
Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket	Net Rentable s.f.	% Leased at acquisition	% Leased 9/30/02	Acquisition Price ($'s)
1998 Acquisitions

Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	93.2	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	86.2	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	90.2	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	100.0	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Garment	339,000	76	97.1	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000

1999 Acquisitions

Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North				$27,300,000
Jan-99	555 West 57th — 65% JV	Fee Interest	Midtown West	941,000	100	100.0	$66,700,000
May-99	90 Broad Street — 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	92.6
	290 Madison Avenue			36,800	86	100.0
	292 Madison Avenue			187,000	97	99.7
Aug-99	1250 Broadway — 50% JV	Fee Interest	Penn Station	670,000	97	99.3	$93,000,000
Nov-99	555 West 57th — remaining 35%	Fee Interest	Midtown West	—			$34,100,000
				2,285,800			$305,600,000

2000 Acquisitions

Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	100.0	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	82.1	$41,250,000
Contribution to JV

May-00	321 West 44th	Fee Interest	Times Square	203,000	98	90.2	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions

Jan-01	1370 Broadway	Fee Interest	Garment	255,000	97	92.3	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	98.6	$233,900,000
Jan-01	469 7th Avenue — 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	94.3	$105,600,000
Acquisition of JV Interest

Sep-01	1250 Broadway — 49.9% JV (3)	Fee Interest	Penn Station	670,000	98	99.3	$126,500,000

				2,541,000			$562,200,000
2002 Acquisitions

May-02	1515 Broadway — 55% JV (4)	Fee Interest	Times Square	1,750,000	98	98.3	$483,500,000
							$483,500,000

(1)
This includes the issuance of 44,772 OP units (valued at $1mm) and $20mm for a 50% interest in the Building Fee (purchased 7/98).

(2)
This includes the assumption of mortgage debt for $28.6mm (65% of $44mm).

(3)
Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(4)
Current ownership interest is 55%.]

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable s.f.	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales

Feb-00	29 West 35th Street	Fee Structure	Garment	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Structure	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street—35% JV	Fee Structure	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Structure	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Structure	Financial	392,000	$53,000,000	$135

				1,190,000	$184,600,000	$156
2001 Sales

Jan-01	633 Third Ave	Fee Structure	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave—45% JV	Fee Structure	Times Square	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Structure	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Structure	Penn Station	670,000	$126,500,000	$189

				2,082,323	$478,850,000	$242
2002 Sales

Jun-02	469 Seventh Avenue	Fee Structure	Penn Station	253,000	$53,100,000	$210

(1)
Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments

Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests' share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

Same store NOI growth is the change in the NOI (excluding straight-line rents) of the same store properties from the prior year reporting period to the current year reporting period.

Same store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI's and LC's are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG's share of total debt to market capitalization is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green Chairman of the Board and CEO	Thomas E. Wirth Chief Financial Officer
Marc Holliday President	Gerard Nocera Executive VP, Director of Real Estate
Michael W. Reid Chief Operating Officer	Andrew S. Levine General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
CIBC Oppenheimer Corp.	Anthony Paolone	(212) 667-8116	anthony.paolone@us.cibc.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	cwhirsch@rcn.com
Credit Suisse First Boston	Larry Raiman	(212) 538-2380	lawrence.raiman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	James H. Kammert, CFA	(212) 855-0670	james.kammert@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 573-8607	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.'s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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